Exhibit 99.1

Headquarters 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 USA

www.walterenergy.com

Press Release

FOR IMMEDIATE RELEASE

November 5, 2012

Walter Energy Announces Third Quarter 2012 Results

•                  Reports net loss of $1.1 billion including non-cash impairment charges

•                  Reports third quarter revenues of $612 million; Adjusted EBITDA of $117 million

•                  Earns adjusted net income of $30 million, excluding impairment charges

•                  Produces 3.33 million metric tons of metallurgical coal, up 47% from third quarter 2011

BIRMINGHAM, Ala. – Nov 5, 2012 – Walter Energy Inc. (NYSE:WLT) (TSX:WLT), the world’s leading, publicly traded “pure-play” producer of metallurgical (met) coal for the global steel industry, today announced results for the third quarter ended September 30, 2012.

Revenues were $612 million in the third quarter of 2012 down from $689 million in the third quarter of 2011 due principally to lower pricing and softening world demand. In the third quarter of 2012, the Company reported a net loss of $1.1 billion or $16.97 loss per diluted share. This loss includes estimated non-cash goodwill impairment charges of $1.1 billion or $17.05 per share primarily related to the 2011 acquisition of Western Coal and a charge of $40 million associated with the abandonment of a natural gas exploration project.  Adjusted net income and adjusted EBITDA excluding these non-cash charges were $29.8 million or $0.48 per share and $117 million, respectively. Results for the third quarter also included a $41 million tax benefit.

“Our operational results in the third quarter were encouraging as we improved metallurgical coal production 14% as compared to the second quarter, while lowering cash costs of production,” said Walt Scheller, Chief Executive Officer. “However, the recovery in the global economy and metallurgical coal markets is uncertain. As a result we are focusing on achieving further cost reductions, tightly managing capital spending and reducing marginal production in order to improve our results and be well positioned going into 2013.”

Metallurgical Sales Volume and Pricing

Third quarter of 2012 met coal sales volume including both hard coking coal (HCC) and low-volatility (low-vol) PCI was 2.62 million metric tons (MMTs), or 8% less than in the second quarter. Sales were impacted by weaker worldwide demand and excess supply. HCC sales volume was 2.18 MMTs in the third quarter of 2012 compared to 2.29 MMTs in the second quarter.  PCI sales volume was 0.44 MMTs, down from 0.55 MMTs in the prior quarter.

The average third quarter 2012 selling price of HCC (primarily low-vol and mid-vol) was $198 per metric ton (MT), which was slightly lower than the second quarter’s average price of $201 per MT. The average selling price for low-vol PCI was $160 per MT as compared to $164 per MT in the second quarter.

Metallurgical Coal Production

Met coal production was 3.33 MMTs in the third quarter of 2012, comprised of 2.37 MMTs of HCC and 0.96 MMTs of low-vol PCI. Met coal production increased 47% from the 2.27 MMTs produced in the third quarter 2011 and was 14% higher than the 2.91 MMTs produced in the second quarter of 2012.

Canadian operations increased production to a quarterly record 1.61 MMTs in the third quarter of 2012, compared to 1.19 MMTs in the second quarter. Weak worldwide demand for PCI coal, however, resulted in a significant increase in the Company’s inventory levels in the third quarter. The Company plans on reducing production and inventory during the fourth quarter.

Cash Cost of Sales

The consolidated cash cost of sales for HCC was $122 per MT in the third quarter compared to $115 per MT in the second quarter of 2012.  In U.S. operations, the cash cost of sales for HCC increased to $119 per MT in the third quarter, up from $107 per MT in the second quarter. The U.S. operations sold a higher proportion of higher cost Mine No 4 production in the quarter which had a negative impact on cost per MT.  In Canada, the cash costs of sales for HCC decreased 2% to $142 per MT in the third quarter of 2012, as compared with $144 per MT in the second quarter of 2012.

Cash cost of sales for low-vol PCI decreased 16% to $183 per MT in the third quarter of 2012 as compared with $218 per MT in the second quarter 2012. The Willow Creek development mine represented 21% of the low-vol PCI production and had average cash cost of sales of $290 per MT in the third quarter. As the Willow Creek mine completed the majority of its development work in the third quarter of 2012, costs at this mine are expected to decline materially going forward.

Capital Expenditures

The Company’s capital expenditures were $85 million for the third quarter of 2012 and $331 million for the first nine months of 2012. For 2013, the Company currently expects capital expenditures of approximately $220 million.

Liquidity

At the end of the third quarter 2012, available liquidity was $297 million, consisting of cash and cash equivalents of $130 million plus $167 million of availability under the Company’s $375 million revolving credit facility.

Safety and Stewardship Highlights

Walter Energy’s emphasis on safety continues to show results as the majority of locations are achieving lower total reportable injury rates. On a consolidated basis Walter’s total reportable injury rate has decreased by 22% on a year-to-date basis as compared with 2011.

Walter is also pleased to report that in September 2012 the coal processing facility at Mine No. 4 in Alabama received a certificate of achievement in safety entitled Sentinels of Safety Award sponsored by the National Mining Association for its outstanding safety record.  The processing facility achieved 156,217 employee hours worked without a lost workday injury.

Use of Non-GAAP Measures

This release contains the use of certain U.S. non-GAAP (Generally Accepted Accounting Principles) measures. These non-GAAP measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP measures provide additional insights into the performance of the Company, and they reflect how management analyzes Company performance and compares that performance against other companies. These non GAAP measures may not be comparable to other similarly titled measures used by other entities. A reconciliation of non-GAAP to GAAP measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a webcast to discuss third quarter 2012 results on Tuesday, November 6, 2012, at 9 a.m. ET. To listen to the live event, visit www.walterenergy.com.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure-play” metallurgical coal producer for global industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2011 Annual Report on Form 10-K and subsequent filings with the SEC, which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. These non-GAAP measures may not be comparable to similarly titled measures used by other entities. All data presented herein is as of the date of this release unless otherwise noted.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

($ in thousands, except per share and share amounts)

Unaudited

	For the three months
	ended September 30,
	2012	Recast 2011(1)
Revenues:
Sales	$612,510	$683,730
Miscellaneous income (loss)	(536)	5,017
	611,974	688,747

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	448,765	420,690
Depreciation and depletion	82,560	57,144
Selling, general and administrative (2)	32,486	43,122
Postretirement benefits	13,213	9,764
Impairment charges (3)	1,106,715	—
	1,683,739	530,720

Operating income (loss)	(1,071,765)	158,027
Interest expense	(30,545)	(27,642)
Interest income	113	40
Other income (loss) (4)	(943)	(13,143)
Income (loss) before income tax expense	(1,103,140)	117,282
Income tax expense (benefit) (5)	(41,184)	30,202
Net income (loss)	$(1,061,956)	$87,080

Net income (loss) per share:
Basic	$(16.97)	$1.40
Diluted	$(16.97)	1.39

Weighted average number of shares outstanding (6)	62,572,440	62,413,694
Weighted average number of diluted shares outstanding (6)	62,572,440	62,758,658

Comprehensive income (loss)	$(1,054,336)	$92,869

(1)         Certain previously reported three months ended September 30, 2011 balances have been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter.  Previously reported net income increased by $10.9 million and diluted earnings per share increased by $0.18 per share.

(2)         The 2011 third quarter includes $6.1 million of costs associated with the acquisition of Western Coal.

(3)         The 2012 third quarter includes a goodwill impairment charge of $1.1 billion and an impairment charge of $40.0 million associated with the abandonment of a natural gas exploration project.

(4)         The 2012 and 2011 third quarters primarily consist of losses on the sale and remeasurement to fair value of equity investments.

(5)         The Company recognized an income tax benefit of $41.2 million for the three months ended September 30, 2012, compared to a tax provision of $30.2 million for the three months ended September 30, 2011.  For the 2012 third quarter, the Company determined the current year income tax provision for Canada, U.K. and West Virginia operations using actual year-to-date financial results as compared to the estimated annual effective tax rate method utilized in 2011 resulting in a tax benefit.  The current year income tax provision for the Alabama operations continues to be based upon an estimated annual effective tax rate method.  The decrease in income tax expense is primarily due to the pretax operating loss for the three months ended September 30, 2012 as compared to pretax operating income for the same period of 2011.

(6)         In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as that used to calculate basic earnings per share.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

($ in thousands, except per share and share amounts)

Unaudited

	For the nine months
	ended September 30,
	2012	Recast 2011(1)
Revenues:
Sales	$1,908,413	$1,854,892
Miscellaneous income	12,698	13,460
	1,921,111	1,868,352

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	1,366,383	1,105,224
Depreciation and depletion	223,512	157,972
Selling, general and administrative (2)	104,578	132,525
Postretirement benefits	39,639	30,374
Impairment charges (3)	1,106,715	—
	2,840,827	1,426,095

Operating income (loss)	(919,716)	442,257
Interest expense	(89,716)	(63,245)
Interest income	731	356
Other income (loss) (4)	(13,855)	11,360
Income (loss) from continuing operations before income tax expense	(1,022,556)	390,728
Income tax expense (benefit) (5)	(27,972)	107,382
Income (loss) from continuing operations	(994,584)	283,346
Income from discontinued operations (6)	5,180	—
Net income (loss)	$(989,404)	$283,346

Basic income (loss) per share:
Income (loss) from continuing operations	$(15.91)	$4.75
Income from discontinued operations	0.09	—
Net income (loss)	$(15.82)	$4.75

Weighted average number of shares outstanding (7)	62,523,798	59,601,241

Diluted income (loss) per share:
Income (loss) from continuing operations	$(15.91)	$4.72
Income from discontinued operations	0.09	—
Net income (loss)	$(15.82)	$4.72

Weighted average number of diluted shares outstanding (7)	62,523,798	59,972,442

Comprehensive income (loss)	$(978,418)	$289,061

(1)         Includes the results of Western Coal since the April 1, 2011 date of acquisition. Certain previously reported nine months ended September 30, 2011 balances have been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter.  Previously reported net income increased by $18.0 million and diluted earnings per share increased by $0.29 per share.

(2)         The 2011 period includes $23.1 million of costs associated with the acquisition of Western Coal.

(3)         The 2012 third quarter includes a goodwill impairment charge of $1.1 billion and an impairment charge of $40.0 million associated with the abandonment of a natural gas exploration project.

(4)         The 2012 period includes losses on the sale and remeasurement to fair value of equity investments. The 2011 period includes a gain recognized on April 1, 2011 of $20.6 million as a result of remeasuring to fair value Western Coal shares acquired from Audley Capital in January 2011, partially offset by a net loss on the sale and remeasurement to fair value of our other equity investments.

(5)         The Company recognized an income tax benefit of $28.0 million for the nine months ended September 30, 2012, compared to a tax provision of $107.4 million for the nine months ended September 30, 2011.  For the nine months ended September 30, 2012, the Company determined the current year income tax provision for Canada, U.K. and West Virginia operations using actual year-to-date financial results as compared to the estimated annual effective tax rate method utilized in 2011 resulting in a tax benefit. The current year income tax provision for the Alabama operations continues to be based upon an estimated annual effective tax rate method.  The decrease in income tax expense is primarily due to the pretax operating loss for the nine months ended September 30, 2012 as compared to pretax operating income for the same period of 2011.

(6)         Discontinued operations includes the gain on the sale of our closed Kodiak operations, net of tax.

(7)         In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as that used to calculate basic earnings per share.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in thousands)

Unaudited

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2012	Recast 2011(1)	2012	Recast 2011(1)

REVENUES:
U.S. Operations	$483,615	$471,155	$1,402,526	$1,390,171
Canadian and U.K. Operations	127,905	217,334	515,901	476,552
Other	454	258	2,684	1,629
Revenues	$611,974	$688,747	$1,921,111	$1,868,352

OPERATING INCOME (LOSS) BEFORE IMPAIRMENT CHARGES:
U.S. Operations	$92,053	$120,078	$306,279	$432,184
Canadian and U.K. Operations	(44,256)	52,361	(82,490)	71,161
Other (2)	(12,847)	(14,412)	(36,790)	(61,088)
Operating income (loss) before impairment charges	$34,950	$158,027	$186,999	$442,257

OPERATING INCOME (LOSS):
U.S. Operations	$(22,228)	$120,078	$191,998	$432,184
Canadian and U.K. Operations	(1,036,690)	52,361	(1,074,924)	71,161
Other (2)	(12,847)	(14,412)	(36,790)	(61,088)
Operating income (loss)	$(1,071,765)	$158,027	$(919,716)	$442,257

DEPRECIATION AND DEPLETION:
U.S. Operations	$44,789	$43,546	$130,635	$110,750
Canadian and U.K. Operations	37,305	13,408	91,976	46,651
Other	466	190	901	571
Depreciation and depletion	$82,560	$57,144	$223,512	$157,972

CAPITAL EXPENDITURES:
U.S. Operations	$41,670	$41,435	$121,633	$126,543
Canadian and U.K. Operations	43,419	115,426	205,776	166,837
Other	195	99	3,931	(3)
Capital expenditures	$85,284	$156,960	$331,340	$293,377

(1)         Includes the results of Western Coal since the April 1, 2011 date of acquisition. Certain previously reported three and nine months ended September 30, 2011 balances have been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter.

(2)         Amounts for the three and nine months ended September 30, 2011 include $6.1 million and $23.1 million, respectively, of costs associated with the April 1, 2011 acquisition of Western Coal.

WALTER ENERGY, INC. AND SUBSIDIARIES

QUARTERLY STATISTICAL RESULTS BY OPERATING SEGMENT AND MAJOR PRODUCT

(Ton information in thousand metric tons and dollars in USD)

Consolidated Statistical Information by Major Product

	3 months ended September 30, 2012	3 months ended September 30, 2011, Recast (1)	3 months ended June 30, 2012
Total Metallurgical
Sales Metric Tons	2,623	2,153	2,842
Production Metric Tons	3,325	2,266	2,910
Average Net Selling Price	$191.34	$249.84	$193.31
Average Cash Cost per Ton (2)(3)	$133.55	$135.76	$135.15

Hard Coking
Sales Metric Tons	2,183	1,588	2,290
Production Metric Tons	2,362	1,678	2,190
Production Metric Tons - Willow Creek (4)	90	—	14
Production Metric Tons - All other	2,272	1,678	2,176
Average Net Selling Price	$197.58	$262.89	$200.50
Average Cash Cost per Ton (2)(3)	$122.06	$132.00	$115.29
Average Cash Cost per Ton - Willow Creek (2)(3)(4)	$329.41	$—	$—
Average Cash Cost per Ton - All other (2)(3)	$117.52	$132.00	$115.29

Low Vol PCI
Sales Metric Tons	440	565	552
Production Metric Tons	963	587	720
Production Metric Tons - Willow Creek (4)	198	216	154
Production Metric Tons - All other	765	371	566
Average Net Selling Price	$160.37	$213.13	$163.51
Average Cash Cost per Ton (2)(3)	$182.76	$146.34	$217.50
Average Cash Cost per Ton - Willow Creek (2)(3)(4)	$289.67	$149.88	$258.86
Average Cash Cost per Ton - All other (2)(3)	$129.19	$144.48	$203.32

Thermal
Sales Metric Tons	937	1,337	891
Production Metric Tons	813	1,359	925
Average Net Selling Price	$67.51	$72.31	$69.40
Average Cash Cost per Ton (2)(3)	$56.05	$63.51	$66.17

US Segment Statistical Information by Major Product

	3 months ended September 30, 2012	3 months ended September 30, 2011, Recast (1)	3 months ended June 30, 2012
Hard Coking
Sales Metric Tons	1,880	1,232	1,784
Production Metric Tons	1,721	1,307	1,724
Average Net Selling Price	$196.41	$261.76	$194.10
Average Cash Cost per Ton (2)(3)	$118.91	$125.07	$107.15

Thermal
Sales Metric Tons	927	1,302	871
Production Metric Tons	805	1,329	908
Average Net Selling Price	$67.00	$71.17	$68.11
Average Cash Cost per Ton (2)(3)	$55.27	$61.58	$65.33

Canada and UK Segment Statistical Information by Major Product

	3 months ended September 30, 2012	3 months ended September 30, 2011, Recast (1)	3 months ended June 30, 2012
Total Metallurgical
Sales Metric Tons	743	921	1,058
Production Metric Tons	1,605	958	1,187
Average Net Selling Price	$178.49	$233.90	$191.99
Average Cash Cost per Ton (2)(3)	$165.98	$150.07	$182.34

Hard Coking
Sales Metric Tons	303	356	506
Production Metric Tons	641	371	466
Production Metric Tons - Willow Creek (4)	90	—	14
Production Metric Tons - All other	551	371	452
Average Net Selling Price	$204.82	$266.81	$223.06
Average Cash Cost per Ton (2)(3)	$141.58	$155.98	$143.98
Average Cash Cost per Ton - Willow Creek (2)(3)(4)	$329.41	$—	$—
Average Cash Cost per Ton - All other (2)(3)	$107.27	$155.98	$143.98

Low Vol PCI
Sales Metric Tons	440	565	552
Production Metric Tons	963	587	552
Production Metric Tons - Willow Creek (4)	198	216	154
Production Metric Tons - All other	765	371	566
Average Net Selling Price	$160.37	$213.13	$163.51
Average Cash Cost per Ton (2)(3)	$182.76	$146.34	$217.50
Average Cash Cost per Ton - Willow Creek (2)(3)(4)	$289.67	$149.88	$258.86
Average Cash Cost per Ton - All other (2)(3)	$129.19	$144.48	$203.32

Thermal
Sales Metric Tons	10	35	20
Production Metric Tons	9	30	17
Average Net Selling Price	$117.55	$115.07	$126.61
Average Cash Cost per Ton (2)(3)	$131.48	$136.46	$103.40

(1)         Certain previously reported three months ended September 30, 2011 statistical information have been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter.

(2)         Average Cash Cost per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Cash Cost per Ton is a useful measure as our management uses that as a measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance.

(3)         Reconciliation of Cash Cost per Ton to Cost of Sales as disclosed (in thousands USD):

	3 months ended September 30, 2012 Actual	3 months ended September 30, 2011 Actual, Recast (1)	3 months ended June 30, 2012 Actual
Cash Costs as calculated from above (sales tons times average cash cost per ton)	$399,382	$377,172	$443,023
Cash Costs of other products	49,383	43,518	43,061
Total Cost of Sales	$448,765	$420,690	$486,084

(4)         Production and Average Cash Cost per Ton for our Willow Creek mining operations are separately provided for the current quarter as the Willow Creek mine is in the development stage and is experiencing higher average cash cost per ton than the other Canada mines.

(5)         During the current quarter, in our Canadian and U.K. operations certain metrics around tons included production were realigned to align with how we account for production in the U.S. operations.  Historically, the Canadian and U.K. operations were not recording tons produced until they were deemed finished goods.  We have revised this methodology to include all tons mined, no matter if in process or finished, as produced based on a clean coal tonnage equivalent.  The reconciliation below provides a comparison of production statistics of the earlier methodology as compared with the realigned methodology from the Western Coal acquisition date of April 1, 2011 through June 30, 2012 (in thousands UD):

	3 months ended June 30, 2011	3 months ended September 30, 2011	3 months ended December 31, 2011	3 months ended March 31, 2012	3 months ended June 30, 2012	Post Acquisition Cumulative
As reported
Hard Coking Coal
Production Metric Tons
Production Metric Tons - Willow Creek (4)	—	—	—	—	—	—
Production Metric Tons - All other	347	371	391	408	466	1,983
Low Vol PCI
Production Metric Tons
Production Metric Tons - Willow Creek (4)	178	216	156	120	154	824
Production Metric Tons - All other	317	371	411	466	566	2,131
Total Metallurgical	842	958	958	994	1,186	4,938

As restated
Hard Coking Coal
Production Metric Tons
Production Metric Tons - Willow Creek (4)	—	—	—	—	—	—
Production Metric Tons - All other	347	374	389	414	536	2,060
Low Vol PCI
Production Metric Tons
Production Metric Tons - Willow Creek (4)	181	213	155	116	154	819
Production Metric Tons - All other	481	461	334	495	286	2,057
Total Metallurgical	1,009	1,048	878	1,025	976	4,936
Difference in production metric tons reported	167	90	(80)	31	(210)	(2)

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

Unaudited

	As of
		Recast
	September 30,	December 31,
	2012	2011(1)
ASSETS
Cash and cash equivalents	$129,922	$128,430
Receivables, net	229,725	313,343
Inventories	374,239	240,437
Deferred income taxes	43,468	61,079
Prepaid expenses	67,066	49,974
Other current assets	22,096	45,649
Total current assets	866,516	838,912
Mineral interests, net	2,980,924	3,056,258
Property, plant and equipment, net	1,745,225	1,631,333
Deferred income taxes	144,604	109,300
Goodwill	—	1,066,754
Other long-term assets	135,720	153,951
TOTAL ASSETS	$5,872,989	$6,856,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$69,327	$56,695
Accounts payable	188,741	112,661
Accrued expenses	239,934	229,067
Accumulated postretirement benefits obligation	28,648	27,247
Other current liabilities	42,188	63,757
Total current liabilities	568,838	489,427
Long-term debt	2,278,214	2,269,020
Deferred income taxes	951,835	1,029,336
Accumulated postretirement benefits obligation	559,438	550,671
Other long-term liabilities	374,463	381,537
TOTAL LIABILITIES	4,732,788	4,719,991
STOCKHOLDERS’ EQUITY	1,140,201	2,136,517
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,872,989	$6,856,508

(1)         The December 31, 2011 balance sheet has been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter. Retained earnings, a component of stockholders’ equity, was increased by $14.4 million, primarily due to a decrease in mineral interests depletion net of income tax expense related to 2011.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

($ in thousands, except per share amounts)

Unaudited

				Retained	Accumulated
			Capital in	Earnings	Other
		Common	Excess of	(Accumulated	Comprehensive
	Total	Stock	Par Value	Deficit)	Income (Loss)

Balance at December 31, 2011, recast (1)	$2,136,517	$624	$1,620,430	$744,939	$(229,476)

Net loss	(989,404)			(989,404)
Other comprehensive income, net of tax	10,986				10,986
Stock issued upon the exercise of stock options	140	1	139
Dividends paid, $0.375 per share	(23,432)			(23,432)
Stock-based compensation	5,356		5,356
Excess tax benefits from stock-based compensation arrangements	805		805
Other	(767)	—	—	(767)
Balance at September 30, 2012	$1,140,201	$625	$1,626,730	$(268,664)	$(218,490)

(1)         Retained earnings as of December 31, 2011 has been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price. The balance was increased by $14.4 million primarily due to a decrease in mineral interests depletion net of income tax expense related to 2011.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Unaudited

	For the nine months ended September 30,
	2012	Recast 2011(1)

OPERATING ACTIVITIES
Net income (loss)	$(989,404)	$283,346
Less income from discontinued operations	(5,180)	—
Income (loss) from continuing operations	(994,584)	283,346

Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:

Depreciation and depletion	223,512	157,972
Deferred income tax credit	(100,419)	(16,901)
Gain on investment in Western Coal Corp.	—	(20,553)
Impairment charges	1,106,715	—
Other	41,022	8,349

Decrease (increase) in current assets, net of effect of business acquisitions:
Receivables	79,310	30,655
Inventories	(113,601)	21,856
Prepaid expenses and other current assets	(8,412)	19,496

Increase in current liabilities, net of effect of business acquisitions:
Accounts payable	91,349	24,645
Accrued expenses and other current liabilities	8,114	764
Cash flows provided by operating activities	333,006	509,629

INVESTING ACTIVITIES
Additions to property, plant and equipment	(331,340)	(293,377)
Acquisition of Western Coal Corp., net of cash acquired	—	(2,432,693)
Proceeds from sales of investments	12,382	27,325
Other	1,076	814
Cash flows used in investing activities	(317,882)	(2,697,931)

FINANCING ACTIVITIES
Proceeds from issuance of debt	—	2,350,000
Borrowings under revolving credit agreement	272,926	41,461
Repayments on revolving credit agreement	(125,396)	(41,461)
Retirements of debt	(128,450)	(165,024)
Dividends paid	(23,432)	(22,236)
Net consideration paid upon exercise of warrants	(11,535)	—
Debt issuance costs	(6,376)	(80,027)
Other	178	(1,197)
Cash flows provided by (used in) financing activities	(22,085)	2,081,516
Cash flows used in continuing operations	(6,961)	(106,786)

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash flows provided by investing activities	9,500	—

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(1,047)	(2,013)

Net increase (decrease) in cash and cash equivalents	$1,492	$(108,799)

Cash and cash equivalents at beginning of period	$128,430	$293,410
Add: Cash and cash equivalents of discontinued operations at beginning of period	—	535
Net increase (decrease) in cash and cash equivalents	1,492	(108,799)
Cash and cash equivalents at end of period	$129,922	$185,146

(1)         Includes the results of Western Coal since the April 1, 2011 date of acquisition. Certain previously reported nine months ended September 30, 2011 balances have been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter.

WALTER ENERGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Unaudited

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months ended		For the nine months ended
	September 30,		September 30,
($ in thousands)	2012	Recast 2011(1)	2012	Recast 2011(1)

Income (loss) from continuing operations	$(1,061,956)	$87,080	$(994,584)	$283,346
Add interest expense	30,545	27,642	89,716	63,245
Less interest income	(113)	(40)	(731)	(356)
Add income tax expense (benefit)	(41,184)	30,202	(27,972)	107,382
Add depreciation and depletion expense	82,560	57,144	223,512	157,972
Earnings from continuing operations before interest, income taxes, and depreciation and depletion (EBITDA from continuing operations) (2)	(990,148)	202,028	(710,059)	611,589
Add pretax income from discontinued operations	—	—	8,282	—
Earnings before interest, income taxes, and depreciation and depletion (EBITDA) (3)	(990,148)	202,028	(701,777)	611,589
Add impairment charges	1,106,715	—	1,106,715	—
Adjusted EBITDA (4)	$116,567	$202,028	$404,938	$611,589

RECONCILIATION OF ADJUSTED NET INCOME TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months ended		For the nine months ended
	September 30,		September 30,
($ in thousands)	2012	Recast 2011(1)	2012	Recast 2011(1)

Net income (loss)	$(1,061,956)	$87,080	$(989,404)	$283,346
Less income from discontinued operations, net of tax ($3.1 million)	—	—	(5,180)	—
Add impairment charges, net of tax ($15.0 million)	1,091,745	—	1,091,745	—
Adjusted net income (loss) (5)	$29,789	$87,080	$97,161	$283,346

(1)         Includes the results of Western Coal since the April 1, 2011 date of acquisition. Certain previously reported three and nine months ended September 30, 2011 balances have been recast to reflect the effects of finalizing the allocation of the Western Coal purchase price during the 2012 first quarter.

(2)         EBITDA from continuing operations is defined as earnings excluding discontinued operations before interest expense, interest income, income taxes, and depreciation and depletion expense.

(3)         EBITDA is defined as earnings before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other entities.

(4)         Adjusted EBITDA is defined as EBITDA excluding impairment charges.  Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition.  Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles.  We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations.  Furthermore, analogous measures are used by industry analysts to evaluate our operating performance.  Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

(5)         Adjusted net income (loss) is defined as net income (loss) excluding income from discontinued operations, net of tax, and impairment charges.  Adjusted net income (loss) is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted net income (loss) are significant in understanding and assessing our financial condition.  Therefore, Adjusted net income (loss) should not be considered in isolation, nor as an alternative to net income (loss) under generally accepted accounting principles.

Contact:

Paul Blalock

Vice President - Investor Relations

205.745.2627

paul.blalock@walterenergy.com